Exhibit 10.2

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered in to as of the 2nd day of November, 2009, by and between American Public Education, Inc., a Delaware Corporation (the "Company") having its principal place of business at 111 West Congress Street, Charles Town, West Virginia 25414, and Mark Leuba (the "Consultant") having a place of business at 3788 Dorsey Search Circle, Ellicott City, MD 21042.

WHEREAS, the Consultant has expertise in technology matters related to the for-profit education industry, and

WHEREAS, the Company desires to obtain the benefits of the Consultant's expertise and knowledge as a consultant and the Consultant desires to provide consulting services to the Company on the terms provided herein.

NOW, THEREFORE, the consideration of the premises and mutual covenants and agreements contained herein, the parties agree as follows:

Section 1:     Services to be provided by the Consultant
               -----------------------------------------

1.01           Consulting  Services.  Contemporaneous  with  this  Agreement,
               Consultant and the Company are entering into a Separation Agreement and General Release (the "Separation Agreement") that provides for the Consultant to make himself available as an independent consultant, and not as an employee. This Agreement sets forth the terms by which the Consultant will provide the services referenced in the Separation Agreement. The Consultant agrees to provide technology consulting services (the "Services") on a non-exclusive basis to the Company, related to technology and other matters relevant to the Company's business as reasonably agreed to by the Company and the Consultant from time to time from December 4, 2009 through May 31, 2010. The Consultant shall report to the Chief Operations Officer of the Company.

1.02 Equity Awards. Consultant is a former employee of the Company and as such, Consultant received various stock option grants pursuant to the Company equity incentive plans. The Services provided under this Agreement qualify as Services as defined in the Company's 2002 Incentive Stock Plan (the "Plan") and Consultant shall be a Service Provider as defined in the Plan. Consultant's change in responsibilities from an employee to a consultant shall not result in interrupted or terminated Service (as defined by the Plan). Therefore, upon the Consultant ceasing to be an employee and becoming a consultant on December 4, 2009 pursuant to the terms of this Agreement, the Incentive Stock Option No. 28 granted on January 24, 2005 and the Incentive Stock Option No. 47 granted on May 4, 2007 shall remain in full force and effect pursuant to the terms thereof, provided that they will no longer qualify as "incentive stock options." Provided the consultant continues in service, and subject to the other terms of the Plan and the applicable awards, the Consultant shall vest: (a) in the remaining 20% of Option No. 28 on January 24, 2010, and (b) in the remaining 20% of Option No. 47 on May 4, 2010.

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

Section 2.     Compensation
               ------------

2.01 Fees and Expenses. In consideration for the Consultant's services and the agreements contained herein, the Company agrees to pay the Consultant a retainer fee of $100,000 for services from December 4, 2009 through May 31, 2010 payable upon receipt of invoice. During the term of this agreement, the Consultant will be responsible for all reasonable and customary expenses incurred by the Consultant in performing services for the Company pursuant to this Agreement.

2.02 Indemnification. As additional consideration for the Services performed by the Consultant hereunder, the Company agrees to indemnify and hold harmless the Consultant from and against any losses, claims, damages or liabilities arising from or based on his performance of Services hereunder. However, the Company shall not be liable in and such case to the extent that any loss, claim, damage or liability arises out of or is based upon the gross negligence of willful misconduct of an indemnified party.

               Promptly after receipt by the Consultant of notice of the commencement of any action, it shall, if a claim in respect thereof is to be made against the Company under this indemnification provision, notify the Company in writing of the commencement thereof. Upon the Company having notice of the pendency of any such action, the Company shall be entitled in its discretion to participate therein and/or to assume the defense thereof.

Section 3.     Relationship of the Parties
                ---------------------------

3.01 Independent Contractor. The Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise. The Consultant will perform the Services under the general direction of the Company, but the Consultant will determine, in the Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that the Consultant shall at all times comply with applicable law. The Company has no right or authority to control the manner or means by which the Services are accomplished.

3.02 Employment Taxes and Benefits. The Consultant will report as self-employment income all compensation received by the Consultant pursuant to this Agreement. The Consultant will indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by the Consultant pursuant to this Agreement. The Consultant will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by the Company pertaining to any bonus, profit sharing or similar benefits for the Company's employees.


Section 4.     Confidential Information.
               -------------------------

     The Consultant agrees that any sensitive, proprietary or confidential information or data relating to the University or any of its affiliates, including without limitation trade secrets, customer lists, customer contacts, customer relationships, the University's financial data, long range or short range plans, and other data and information of a competition-sensitive nature, or any confidential or proprietary information of others licensed to the University, that the Consultant acquired or may acquire while an employee of the University or as an independent consultant to the University shall not be disclosed or used for the Consultant's own purposes or in a manner detrimental to the University's interests. The Consultant agrees to use his best efforts to prevent disclosure of such confidential information and data. In the event that the Consultant receives a subpoena that calls or may call for the disclosure of any such confidential information or data, the Consultant will provide at least five (5) business days advance notice to the University before responding to such subpoena (unless five days notice is not possible, in which case the Consultant will provide as much notice as is possible) and the Consultant will reasonably cooperate with the University in allowing the University an opportunity to object to disclosure of such confidential information or data.

     Section 5. Term
                ----

     The Initial Term of this Agreement shall be December 4, 2009 through May 31, 2010. Notwithstanding any termination of this Agreement by the Consultant, in consideration of payments received hereunder, the Consultant shall remain bound by the provisions of this Agreement that specifically relate to periods, activities or obligations upon or subsequent to the termination of this Agreement.

     Section 6. Termination and Expiration
                --------------------------

     6.01 Breach. Either party may terminate this Agreement in the event of a breach by the other party of this Agreement or the Separation Agreement if such breach continues uncured for a period of thirty (30) days after written notice.

     6.02 Expiration. Unless terminated earlier, this Agreement will expire at the end of the Initial Term.

     Section 7. Effect  of  Expiration  or  Termination
                ----------------------------------------

     7.01 Survival of Obligations.Upon expiration or termination of this Agreement for any reason, each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve either party of its obligations under Sections 3.02, 4, 7, 8 and 9, nor will expiration or termination relieve the Consultant or the Company from any liability arising from any breach of this Agreement; and

     7.02 Return of Confidential Information. Each receiving party will promptly notify the disclosing party of all Confidential Information in the receiving party's possession and, at the expense of the receiving party and in accordance with the disclosing party's instructions, will promptly deliver to the disclosing party, or destroy at the disclosing party's request, all such Confidential Information.

     Section 8. Limitation of Liability
                -----------------------

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     Section 9.     General
                    -------

     9.01 Assignment. The Consultant may not assign this Agreement or any of the Consultant's rights or delegate the Consultant's duties under this Agreement either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void and of no force and effect.

    9.02 Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the laws of Virginia (excluding the choice of law rules thereof). The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party.

   9.03 Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, or a nationally recognized overnight courier to the address set forth above or such other address as the party specifies in writing. Such notice will be effective upon its mailing.

   9.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

   9.05 Complete Understanding; Modification This Agreement constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.


COMPANY                              CONSULTANT



By:     /s/ Sharon van Wyk             /s/ Mark Leuba
   -----------------------           -------------------
     Sharon van Wyk                        Mark Leuba

Title:    EVP/COO